Embryo
                                     Capital

                                      Group

                               Executive Summary

                                      2000


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                                                               Executive Summary

Mission Statement

Embryo Capital Group, Inc. ("ECG") is a venture development and funding company set to provide seed capital and management consulting for start-up entities in technology related industries.

Objectives

Embryo Capital Group was formed in 1999 to fund technology companies that are deemed to having promising products, concepts and personnel. ECG would seek to provide seed capital in the amounts of $250,000 to $500,000 per venture. Additionally, through the knowledge, experience and networking of its officers and advisors, ECG will provide the necessary support and management to build, solidify and expand the company's infrastructure. ECG will also aid in the development of appropriate prototypes and demos.

The Market

The need for venture capital is a constant and ever-growing market. With the tremendous growth in the technology segment the need for "value added" capital has become increasingly greater. Value added capital is the influx of capital, as well as, industry and general business management expertise. A successful business venture will rely heavily on people that are well versed in corporate finance, law, management and marketing. Since technology companies are most often founded by individuals with strong backgrounds in science, technology and engineering, most are lacking the expertise in business structure and management that is vital to success. Furthermore, inventors and scientists are not often sophisticated in arranging for needed capital. Frequently they are apprehensive of seeking funding through traditional venture capital channels for fear that their product will be misappropriated or that they will be exploited due to their lack of experience and knowledge in arranging capital funding. Even more, they often do not know where or how to begin the actual process. It is no wonder that reports show that only six out one million inventions ever reach the marketplace. ECG, with its unique funding programs, will be a source of capital for promising start-up entities. With the assistance of our experience and diverse group of advisors, ECG will assist in translating concepts into marketable items, and subsequently in the development of industry contacts.

Furthermore, with the group's contacts within each industry, ECG will assist in designing and building necessary prototypes and model demos.


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                                                                      Management

The management and advisors of ECG are its strongest asset. Management and advisors will be responsible for:

     o    Seeking ventures to fund
     o    Deeming ventures "investment worthy"
     o    Due diligence
     o    Securing investment capital
     o    Obtaining necessary management talent
     o    Preparation of business plans and financial models
     o    Technology development and trial process
     o    Assisting in designing and building prototypes
     o    Develop intellectual property rights and technology patents
     o    Development of industry contacts
     o    Identify strategic partnerships and negotiate joint ventures
     o    Product implementation, manufacturing and marketing

The following is a list of current management and advisors. The company is constantly seeking additional talent to broaden and diversify its areas of expertise.

Max Shneibalg, CEO

Max Shneibalg has a strong background in sales, management, product design and implementation, purchasing and both public and private funding. Prior experience includes four years as President of Beaupre Manufacturing, Inc. in Montreal, Canada. Mr. Shneibalg also spent two years managing promotions and funding for two publicly traded companies, Power phone, Inc. (PWPH) and TMC Agroworld Corporation (TACN). He also spend two years as Vice President of L&M Electrical Contracting Corp. where his duties involved product design, price estimates, quality control, architectural review, and customer satisfaction. Mr. Shneibalg's role in Embryo Capital will be to seek worthy ventures, the due diligence process of prospective ventures, funding and business implementation.

Basilio Chen, Chief Technology Advisor

Basilio has over 25 years of technical, managerial and entrepreneurial experience in high-tech product development for telecommunications, embedded computing and computer controlled systems for industrial, commercial, and consumer electronics. He provides business management and engineering of embedded computing technology and software engineering processes from requirement specifications to manufacturing.

Mr. Chen has performed engineering and management functions for many commercial, industrial, and governmental organizations and pioneered many areas in system


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engineering,   electrical  software   engineering,   software  verification  and
validation, software safety, development, inspection, auditing and quality assurance.

His technical and managerial expertise include techno-business development, engineering development, verification/validation of software and hardware for high reliability systems including process control, supervisory control and data acquisition, robotics, medical equipment, telecommunication systems, and other mission critical systems. He trains and mentors management and professionals in the high-tech industry on the subject of techno-business development, zero defect real-time software and gives seminars in Internet appliances.

Mr. Chen's received his degree from California State Polytechnic University. He later attended the Florida State University Master of Business Administration program and subsequently was a post graduate researcher at the University of British Columbia involved in Dynamic Signature Pattern Recognition. Mr. Chen speaks internationally on real-time software and software quality management. He is on the International Technological University Board of Trustees and regularly teaches software safety for the Zurich Insurance Group. He has been a consultant to Fortune 500 companies such as FMC, General Signal, Raychem, Ericsson, Pacific Bell, Fujitsu America, IBM, and Perkin Elmer.

Mr. Chen, with his deep-rooted experience in the technology sector, will be an invaluable asset to the Embryo Capital Group. His responsibilities will include, due diligence, building and designing of prototypes and overall product implementation.

Robert G.L. Shorr, Chief Science Advisor

Robert Shorr competencies include the financing and commercial development of pharmaceutical and biotechnology ventures, selection of technology or company targets, and planning of business growth. Robert has successfully raised over $50 million dollars in financing including $25 million for Enzon, Inc. Investors include institutional and private funds and other biotechnology companies including Schering Plough, Bristol-Myers Squibb, Eli Lilly, Baxter Healthcare. Robert was also intimately involved in 30 other deals worth $50 million dollars.

Robert is currently a principal in Altira Capital and Consulting LLP where his responsibilities include:

     o The selection of technology and opportunities for investment, creation of business model and plans as well as offering memoranda and prospectus on an international scale.
     o    Identification of strategic partnerships and negotiation of deals.
     o Development of intellectual property plans and technology patent portfolios.
     o    Management of technology development and clinical trial processes.
     o    Market introduction and sales support.
     o    Road shows to support private placement and public investment.


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Mr. Schorr is Director of Business  Development for the State  University of New
York at Stony Brook Center for  Advanced  Technology.  He was  formerly  (1991 -
1998) Vice President of Science and Technology for Enzon, Inc. where his responsibilities included:

     o Engineered strategic joint ventures, co-development agreements, partnering, licensing, sale of technology, and spin-offs.
     o Created strategic and creative alliances, licensed technology and marketing rights. Sold discovery stage products for further development.
     o Negotiated the buying and selling of research, development, and clinical trial work.
     o Networked with VC firms, investment bankers, institutional funds, brokers and capital companies. o Structured and managed due diligence.
     o    Created impacting formats for presentation to financial backers.
     o Prepared and wrote business plans and executive summaries. o Made presentations that secured financial commitments.

Robert was the Founder, Vice President Technology and Chief Scientific Officer of AT Biochem. The Company was devoted to research and development of polymers used in automated DNA sequencing. The company was sold to FMC in 1991.

Peter H. Muller, Chief Engineering Advisor

Peter H. Muller has been President of InterForm, an internationally acclaimed product development and design firm. His professional expertise is based on highly diversified international product development and design for major industries in Europe, USA, Japan, Korea, Malaysia, Australia and Hong Kong. His clients range from General Motors to start-up companies with activities ranging from concept development and problem solving to engineering and graphical user interfaces.

His list of client companies include: Alltel, Avery Dennison,  Becton Dickenson,
Echelon,  General  Electric,   General  Motors,  Fujitsu,   Phillips,   RayoVac,
RCA/Thompson, Samsonite, Plantronics, Hayes, VistaVision and many others.

In addition, Mr. Muller is currently on the Board of Directors of the Alden Lee Company and Director of Design at the IPT Corporation and the Abarca Group. He was formerly Vice President of Frog Design and Director of PA Technology and Management Consultants.

Mr. Muller has a background in mechanical engineering with a Master's Degree in product design from Darmstadt, Germany and management training from Sunset park, London, UK. He has published articles and given lectures throughout Europe, USA and Asia and has received numerous patents and awards throughout his career.



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Roger NG, Engineering Advisor

Roger is a highly experienced technical consultant and project manager to companies developing real-time software and firmware applications. He is currently employed at EvoTech as Vice President of Engineering and is responsible for all project development.

Roger brings a strong background in development processes with emphasis on design, documentation and verification. Provided training, leadership, and mentoring of software development. Has broad experience in the successful definition, implementation, integration and verification of real-time applications.

N. Mark Horowitz, Senior Marketing Analyst

Mark  Horowitz is  currently  Vice  President  of  Marketing  at American  Stock
Transfer  &  Trust  Co.,  offering  the  services  of  AST,   America's  largest
independent stock transfer agent, to publicly traded companies. He Supervises and trains a national sales force.

Prior to AST Mark was Vice President of AmTrust Realty, seeking suitable commercial real estate properties for investment. Responsibilities include performing all the due diligence on properties being offered.

Mark was also Vice President at Wang Recovery Services had the responsibility to develop Wang Recovery Services (a division of Wang Technologies), which specializes in Disaster Recovery services. Upon the company's decision to build a hot site in lower Manhattan, was placed in charge of supervising construction, purchasing computer and telecommunication equipment, and even designing the networks. Was involved in the hiring of sales personnel and development of marketing material.

Directed the company to become positioned as the only provider of call center recovery, with the addition of satellite links to our mobile units. Developed the plan whereby Wang Recovery Services, through various business partnerships, would be the providers of complete Crisis Recovery Services - phones, computers, trained operators and family counselors - to many smaller American and/or foreign airlines. Secured approval from DOT, NTSB, and many aviation lawyers in Washington.

Ezra Rosensaft, Chief Analyst

Ezra is currently employed at KPMG Peat Marwick LLP as Strategic Financial Analyst for the Internet sector. His responsibilities include:

     o Development of concepts, capabilities, and core competencies from financial and strategic viewpoints for Internet companies.
     o Generation of ideas to expand and assist in development of company websites.


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     o    Financial statement analysis, due diligence, forecasting and valuation reports.
     o Valuation of public and private companies for the purpose of, IPO pricing, Mergers and Acquisitions, purchase price allocation, and intangible assets.

Ezra was formerly a research associate at McFarland Dewey & Company where he conducted research and analysis of Fortune 500 companies.

Ezra has a MBA in Finance from Fordham University, Graduate School of Business, New York, NY.

Stephen Seidenfeld, Financial Analyst

As President and Founder of Seiden Associates, a mortgage, investing and financing institution, Stephen has generated over $70 million in loans annually for the past five years. His financing experience involves the acquisitions of large office buildings, shopping centers, and apartment houses across the U.S. He was also involved in the financing of corporate acquisitions and the structuring of leverage buyouts.

Robert Rodriguez, Healthcare Analyst

Robert is currently a Principal at Altira Capital & Consulting, LLC a firm that provides consulting services for the commercialization, competitive positioning and funding of healthcare related ventures. He has extensive experience in assessing the technological and overall viability of various technologies and products in the Pharmaceutical, biotechnology and medical diagnostic fields. Prior positions include Manager of Business Development at Enzon, Inc. At Enzon Robert was involved in the negotiations, implementation and engineering of many of the company's technologies and products. Robert also spent two years as Marketing Manager for Sienna Biotech, Inc. where he managed the acquisition of pertinent marketing and business development related information from a variety of sources including: personal interviews involving domestic and international opinion letters, surveys, proprietary and syndicated market research studies, relevant industry and scientific publications.

Robert has an MBA from Rensselaer Polytechnic Institute and BS in Biochemistry from SUNY at Stony Brook. He was formerly an Associate Scientist at Johnson & Johnson Ortho Diagnostic Systems and a Research Scientist at the Kimball Research Institute of the New York Blood Center.

Evotech

Embryo Capital Group has formed a strategic partnership with Evotech, a full service product development company. ECG feels that this partnership will


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provide the group with a constant flow of fundable  ventures.  Evotech will also play a strong role in the due dilligence process and the development of needed prototypes.

Since 1984, EvoTech has been one of the leaders in embedded computing solutions. Their tremendous growth over a decade led them out of a home basement to have developed a track record of excellence with many prominent startups and large fortune 500 companies.

Telecommunication and embedded controls marks their strength. A long-standing history of commitment to testing, validation, and verification keeps their clients happy through every step of the product lifecycle.

>From high-speed  data  communications  applications,  POTS  linecards to paging
system,  cellular  phones,  and  Internet  appliances,   Evotech  has  pioneered
technology integration using their software, hardware, and firmware expertise.

Telecommunications

Whether it's a cellular, xDSL, ATM, SNMP, Wireless Telecom Devices/Equipment, pager, PCS or linecards, Evotech has the best of minds to integrate their knowledge base with proven embedded technology to develop products quickly.

Right after regulatory divestiture, EvoTech has been involved in creating Telecommunications products. Including Subscriber Loop, Customer Premise Equipment (CPE) products, and Access Networks Accessories. About 70% of the products that they have developed fall into latest xDSL, ATM and SNMP (network management).

Recent achievement:

     o Developed a VDSL line unit to increase high-speed data access and digital video applications to the latest offerings of major primary telecommunication providers
     o Completed a Wireless Local Loop Switching Processor for a leading wireless local loop startup that uses spread spectrum to customer premises distribution.
     o    Developed next generation Smart Phone for multinational
     o Created the first High-Bit-Rate DSL (HDSL) in the market for the leading DSL manufacturer in the USA.
     o From 1991-1995, EvoTech also developed 90% of all linecards for the leading fiber access network manufacturer in the valley - the present deployment rate is estimated to be over1/2million units.

Technology:

     o    DSOS message-switching embedded technology
     o    Applications such as digital subscriber Loop (xDSL)
     o    Access Networks (fiber-to-the-loop-Bellcore TR-303)
     o    Data communication applications such as T1/E1/T3/DS3, DSU/CSU



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Encryption and Control System

Evotech pioneered the use of DSOS embedded message switching kernel to optimize ROM/RAM space and megahertz. It's an exciting option to save on total-product costs, and especially time. Since 1992, they have been providing security technologies to manufacturers including alarms and entry security for high-speed data communications and voice ciphering. In the security area, Cryptography modules and premise security are readily adaptable to OEM specifications. In many cases, thay can add encryption services to already existing data communication or voice products. And in more newer areas thay are in the process of completing Gas Detection SCADA line of products that allows detection of unsafe quantities of gases due to material breakdown. The specific technology being created today is for Electrical Transformer applications, but its uses outside of that area could be many.

Other special cases of leading technologies are autonomous robotics vehicles, Digital Signal Processing (DSP), and fuzzy logic. Most developed products are for large volume consumer markets or customer premise telecommunications applications. Typical prediction volumes are in the high six figures.

Internet Appliances & Applications

Our lifestyle in the 20th century will become more technologically driven. Evotech accelerates with the latest technology and bring their best architects to serve web applications like Internet radios, Video and Television. A quote from Henry Blodget, Senior Internet Analyst of Merrill Lynch proves the viability of Internet radio. He said, "Music is one of the most exciting applications on the Internet. There's a big promise that once we get the technology and the bandwidth to download music that it's a great distribution capability."

 Recent Achievement:

     o Manage prototype co-development of Internet appliances like ePhone, eRadio, and WebTV
     o Designed and implemented NetRadio with Cyrix Media GX processor, touch screen, music and web surfing capability.

Our Technical Expertise:

     o    Hardware design and prototyping
     o Firmware design and programming including intuitive user interface design
     o    Software prototyping, tools and application development
     o PERL, CGI scripts, Visual Basic, C, C++, JAVA, Java scripts, JAVA applets

Company Clients

     o    Bay Networks
     o    Ericsson Fiber Access
     o    Cylink
     o    ETEC Systems
     o    Fujitsu America
     o    FMC Corp.
     o    NellCor
     o    General Electric


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     o    Varian
     o    Pacific Bell
     o    Racal Datacom
     o    Raychem
     o    Radionics/Honeywell
     o    Alcatel USA

Market Areas

Internet Access Devices

Set-top boxes, Web TV, Internet Radio

Telecom equipment

XDSL, wired/wireless local, loop and linecards

Customer Premise equipment
Paging information, Systems & remote controls

Customer Electronics
Digitally enhanced next , generation products





                                                             The Funding Process

1. Embryo Capital will seek to fund start-up ventures that are seeking to raise between 100 -500K.

2. Embryo will guide the company in performing product analysis to determine whether the project warrants investment.

3.   After positive determination ECG would provide needed seed capital.

4. The next phase would involve a "505" private offering with a raise up to $5,000,000.00.

5. ECG would arrange for any licensing agreement or strategic partnerships where appropriate.

6. ECG would assist in creating a full and operating organization including management personnel and suppliers.

7. Upon the completion of the corporate structure, ECG will guide the company towards an eventual exit strategy e.g.: sale or IPO.



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 Features:

For its efforts, ECG would receive an agreed-upon equity position in the company (generally 60%) with an exit strategy upon an IPO. The company is given the option to repurchase the equity from ECG at any time at an amount determined at the time. The group feels that this option will put many inventors and start-ups at ease, making the funding negotiations quicker and more effective.

 It is not the objective of ECG to retain ownership on a permanent basis but rather to capitalize on the growth potential of the initial stages.
















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                                                                        TracTech

THE BUSINESS

TracTech is engaged in the development, marketing and distribution of a proprietary tracking system designed to provide highly accurate information monitoring and data retrieval services. The system utilizes a sophisticated combination of GPS (Ground Positioning Satellites) systems, Internet, paging and cellular networks for the transmittal of data providing a most effective and cost efficient solution.

The business of TracTech involves the sale of GPS tracking units and related support products to various end-users, such as businesses, organizations and individuals who require retrieval and transmission of data for the purpose of tracking, monitoring and asset management. The TracTech product line will
revolutionize  an  industry  currently   dominated  by  outdated  and  primitive
technologies. For example, the options that are available today for automotive security and retrieval are mostly preventative deterrents or systems that require entire police squads be outfitted with tracking devices. None allow the end-user to actually locate their own vehicle accurately and be instrumental in its eventual retrieval. A vehicle equipped with the TracTech tracking system can be located within minutes, from any standard PC or telephone. The product line is unique in that it is capable of providing Internet based real-time monitoring and data retrieval utilizing an accurate GPS tracking system with graphical mapping. The system can locate any vehicle equipped with a tracking unit in a matter of minutes and pinpoint its latitude, longitude, speed, direction, and street location to within 40 feet. When appropriate, commands can be sent to the vehicle to disable its operation thereby allowing for a safe and easy recovery.

The TracTech tracking system has many applications for the automotive industry and is not limited to security alone. The system can be utilized to unlock the doors of a vehicle when keys are not accessible, or to lock the vehicle from a PC without having to actually approach it. The system can also be used to send needed help to a stranded vehicle quickly and accurately.

The TracTech tracking system can also be programmed for one-way communication. The unit can be configured to collect, hold and send data at a preprogrammed time or interval (i.e. weekly, monthly0 or to provide notification when a unit is being moved. In this format it can be utilized for remote data retrieval for the purpose of tracking movable assets such as computers and business equipment.









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                                                                 Market Analysis

According to the Wall Street Journal and The U.S. Department of Justice 1997 Uniform Crime Report, there were a total of 694,141 reported incidents of car theft nationwide amounting to a $7.4 billion a year loss to consumers. It is no wonder that reports show the demand for deterrent systems is growing at a rate of 9-12% a year. Car theft has become a hard fact of life and its no longer a question of if someone's car will get stolen rather when. The only basic options available to consumer's today are to attach devices to their steering wheels, engine cut-off devices, and noisy alarm systems. Consumers spend an estimated $9.32 billion a year on car alarms and other deterrent devices. The company believes there is a large market for a product that will allow a consumer to recover his/her vehicle after it is actually stolen.

TracTech vs. LoJack

The industry leader and pioneer LoJack Corporation have dominated the vehicle recovery product market in recent years. LoJack has developed a nonexistent market into a $35 million a year industry. TracTech considers LoJack to be our primary competition in the market.

Developed in 1982 the LoJack System consists of four basic operating components:
1) LoJack Unit, 2) Police Tracking Computer,  3) Sector Activation System (SAS),
4) Registration System.

The LoJack is the consumer component of the system. It is installed in the consumer's car and consists of a VHF radio transponder, a microprocessor computer and a modem. The computer's memory contains a set of codes unique to that particular unit and the vehicle that it is installed in. Each unit has a specific activation and reply code and is activated only by a signal from the SAS. Once activated the LoJack unit will continue to send its signal until it is instructed to stop.

Once the unit has been activated, the Police Tracking Computer is then utilized to detect the transmittal signal. When the PTC detects a signal the PTC displays the signal strength and direction. The patrol vehicle then proceeds to move in the general direction of the signal. As the patrol vehicle moves closer to the target vehicle, the signal strength increases.

Although the LoJack system was a breakthrough 16 years ago, today it is a antiquated both in terms of technology and operating effectiveness. These are some of its major shortcomings compared to the TracTech system.

1) LoJack: Effective only in a short range of distance. The PTC must be within 1-5 miles of an activated LoJack unit to pick up its signal

     TracTech: The GPS tracking unit has no limitations, and can track a unit in any state.



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2)   LoJack:  Provides no specific directional  information.  The PTC only tells the patrol vehicle the general direction to head towards to find the target vehicle. It can also lead the vehicle into inaccessible crossings and dead-ends due to lack of specific geographical information. Additionally, the central dispatcher is not availed to the information provided by the PTC and requires the patrol vehicle to radio frequent updates.

     TracTech: The GPS with geographical overlays provides pinpoint location of target vehicle to within 30-40 ft. and allows patrol vehicle to select specific routes to approach the target vehicle. The dispatcher can also determine which patrol units are closest to the target vehicle.

3) LoJack: No feedback available on vehicle status: The LoJack unit provides no feedback info on the operating condition of the vehicle. The vehicle could be moving rapidly in the opposite direction of the patrol vehicle never allowing the patrol vehicle to come within visual range.

     TracTech: GPS system provides precise data of vehicle's direction, speed and operational status. If the target vehicle flees, dispatch can select the appropriate tactics to counteract. When safe to do so, the tracking system can also disable the vehicle from any further travel.

4) LoJack: Lengthy infrastructure setup - Before entering a market, LoJack must install several SAS radio towers to provide sufficient coverage to transmit activation signals. LoJack must also negotiate with the local municipalities and police departments to install PTC units in patrol vehicles.

     TracTech: The GPS tracking system's ease of access can provide a police central dispatch tracking information for an entire state. It has taken LoJack 16 years to expand its coverage into 16 states where TracTech can provide nationwide coverage immediately following its launch.

5) LoJack: Recovery is dependent on one single source. In order to recover a LoJack equipped vehicle, police intervention is required. Should the police not detect the signal or be unable to immediately respond, the chances of recovering that vehicle diminish with each passing hour. Chances are the vehicle will be driven out of range, stripped or totally dismantled.

     TracTech: The TracTech system empowers the vehicle owner with options on how to recover the vehicle once it is stolen. 1) The police are notified of the exact location of the vehicle, and the vehicle is disabled from further movement. 2) Customer can contact TracTech command center and have the vehicle recovered by an authorized recovery agent. 3) Customer can utilize the secure Internet access to ascertain the location of the vehicle and take appropriate action.


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


Target Market

Secondary Auto Sales

The secondary automotive market is one of the largest commercial markets available. Domestic automotive sales are a $673 billion dollars a year market. Used car sales accounted for over $370 Billion of total sales in 1998. TracTech will be targeting its products to both the new and used car markets as the company feels it has strong potential in both. The company believes there will be strong success in the marketing of the TracTech products to the companies that provide financing for both new and used vehicles. The availability of the TracTech Tracking System will allow those entities to track the whereabouts of their financed vehicles thereby reducing their overall default risk in the event a repossession should become necessary.

Other Products

Other products that the Embryo Capital Group is evaluating and will most likely provide funding for would include:

Planet Cellular

The Yankee Group estimates that the pay-per-call cellular phone service in the U.S. will have 23 million subscribers and $10.3 billion dollars in annual revenue by the year 2002. Existing technology only allows pay-per-call service through the use of prepaid calling cards. Planet Cellular has developed the technology that will eliminate the need for prepaid calling cards and the cost inefficiencies and inconveniences associated with their use. The company is developing a product that will allow a user to make credit/debit and Smart card transactions directly from a standard cellular telephone. Plant Cellular's technology will provide:

o An innovative approach to pay-per-call cellular service that does not require the cellular carriers to install any new infrastructure.
o Airtime rates that are competitive to those of traditional cell phone service.
o Greater convenience to customers, for it will be no longer necessary to travel to retail locations to purchase prepaid cards. Customers will also be alleviated of the necessity to keep track of the balance remaining on their cards.
o    Unrestricted roaming.
o    Low long distance charges.
o    Unlimited international calls.




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


Biometric Systems

Biometric Systems is dedicated to the development of fingerprint authentication technology for the use in secure electronic commerce, door entry systems and ATM Machines.

Secured Authentication

With the growing popularity of e-commerce, a large demand for authentication devices has risen for the use of PC and Internet access. An increasing number of PC users need to secure their computers while leaving the units unattended. Foe example, a financial broker taking a break would enable his screen saver to activate and upon return he or she would reactivate the system by a simple fingerprint scan. The device would be incorporated into the user's mouse making its usage virtually transparent. Additionally, the technology can be used to facilitate a secure Internet transaction thereby eliminating the possibility of fraud.

The Need

Fingerprint recognition has been used in the past primarily for law enforcement. Recently, commercial applications of this technology have become available and are deemed essential for the continued growth of the information age. Specifically, fingerprint recognition would facilitate a secure e-commerce transaction where the assurance of the end-users identity is necessary.

The market for this technology includes a variety of industries and applications including banking institutions, online shopping, employee time attendance, door entry, consumer credit, distance learning, motor vehicle licensing, immigration, border control and voter registration. For all of these industries, fingerprint authentication will solve the need of determining that "you are who you say you are". There would no longer be a dependence on passwords that are often stolen or forgotten.

Broadlink Communications

Broadlink has positioned itself to become the leading provider of wholesale, open access, high-speed wireless last mile transport services. Internet Service Providers and Competitive Exchange Carriers purchase the company's solutions to serve their end-users. Broadlink is the first Internet-centric wireless transport services provider offering local high-speed communications services to its customers. A base station and a customer premise unit provides the ability for point-to-multipoint wireless voice/data/video communications at speed higher than 10 Mbps. Broadlink intends to have working prototypes to demonstrate to large service providers who have expressed interest.

Jlink

Jagoo.com has developed an information technology system capable of many wireless Internet applications requiring limited interactive response from the user. The first application is in the financial industry for the use in interactive stock trading with a compact and easy-to-use e-appliance that uses two-way paging technology. Jagoo is currently developing the product concept and working prototype, to be followed by sales and production in the last quarter of 2000.



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